UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 31, 2015

Transamerica Advisors Life Insurance Company

(Exact name of Registrant as specified in its charter)

Arkansas	91-1325756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

33-26322; 33-46827; 33-52254; 33-60290; 33-58303; 333-33863; 333-34192; 333-133223; 333-133225; 333-177282; 333-185576; 333-193402

(Commission File Numbers)

4333 Edgewood Road, NE

Cedar Rapids, Iowa

52499-0001

(Address of Principal Executive Offices)

(800) 346-3677

(Registrant telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filings obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 31, 2015, the Audit Committee of the Board of Directors (the “Audit Committee”) of Transamerica Advisors Life Insurance Company (the “Company”) concluded that the financial statements contained in the Company’s Annual Report on
Form 10-K for the year ended December 31, 2013 (the “2013 Form 10-K”), filed with the United States Securities and Exchange Commission (the “SEC”), should no longer be relied upon due to an error in the tax valuation allowance.

The error principally relates to the scheduling of certain deferred tax liabilities in our analysis of the future ability to utilize net operating loss carryforwards in our tax expense calculations. This results in an overstatement of the valuation allowance and understatement of net income of approximately $42 million for the fourth quarter and year ended December 31, 2013, thereby changing the Company’s 2013 reported net loss from $254 million to approximately $212 million. The Company intends to file as soon as practicable the restated financial statements for the year ended December 31, 2013 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Form 10-K”).

Since the Company intends to include restated financial data for the year ended December 31, 2013 in the 2014 Form 10-K, the Company does not intend to file an amendment to its 2013 Form 10-K. Management is currently evaluating the impact of this error on the interim unaudited financial statements for the periods ended September 30, 2014, June 30, 2014 and March 31, 2014 included in the Quarterly Reports on Form 10-Q and as such cannot reasonably estimate such impact at this time.

The Audit Committee of the Company has discussed the matter disclosed in this Form 8-K with Ernst & Young LLP, which was the Company’s independent registered public accounting firm for the year ended December 31, 2013, and with PricewaterhouseCoopers LLP, which is the Company’s independent registered public accounting firm for the year ended December 31, 2014.

Management is assessing the effect of the restatement on the Company’s disclosure controls and procedures and internal control over financial reporting and will report its conclusions regarding the effectiveness of its disclosure controls and procedures and the Company’s internal control over financial reporting in Item 9A of the 2014 Form 10-K. In connection with its evaluation of the impact of the error on the interim financial statements for the three quarters of 2014, management will consider the impact of the error on the effectiveness of its disclosure controls and procedures as of the end of those interim periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Transamerica Advisors Life Insurance Company

/s/ Eric J. Martin
Eric J. Martin
Chief Financial Officer, Vice President, Treasurer and Controller

Date: April 1, 2015

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